SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SKECHERS U.S.A., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SKECHERS U.S.A., INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       You are cordially invited to attend the Annual Meeting of Stockholders of SKECHERS U.S.A., INC., a Delaware corporation (the “Company”), to be held at The Ritz-Carlton Hotel located at 4375 Admiralty Way, Marina Del Rey, CA 90292 on May 28, 2004, at 10:00 a.m., Pacific Time.

      The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

1.	To elect three members to the Board of Directors to serve for a three-year term as Class II Directors;

2.	To ratify the appointment of KPMG LLP as the independent accountants of the Company for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on April 21, 2003 as the record date for determining those stockholders who will be entitled to vote at the meeting.

      Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: April 29, 2004

FOR THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

SKECHERS U.S.A., INC.

PROXY STATEMENT

For Annual Meeting to be Held
May 28, 2004, at 10:00 a.m. Pacific Time

       This proxy statement is delivered to you by Skechers U.S.A., Inc. (the “Company” or “Skechers”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on May 28, 2004 at 10:00 a.m. Pacific Time at The Ritz-Carlton Hotel located at 4375 Admiralty Way, Marina Del Rey, CA 90292 (the “Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is May 7, 2004. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the nominees for director named herein and for the ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2004. Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Meeting. The Company’s principal executive office is located at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

      The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

      The Company’s Annual Report to Stockholders for the year ended December 31, 2003 is concurrently being provided to each stockholder.

      Holders of Class A Common Stock and Class B Common Stock of record at the close of business on April 21, 2004 will be entitled to vote at the Meeting. There were 20,581,068 shares of Class A Common Stock and 17,771,189 shares of Class B Common Stock outstanding at that date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and the presence in person or by proxy of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of KPMG LLP as the Company’s independent accountants. For purposes of the vote on this matter, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will count toward the presence of a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes, with each class serving a three-year term and thereafter until their successors are duly elected and qualified or until death, resignation or removal. One class of directors is elected annually at the Annual Meeting of Stockholders. The Company’s Bylaws currently provide for a variable Board of Directors with a range of between five and nine members. The Company currently has seven members on its Board of Directors. The Company’s Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors.

      Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Michael Greenberg, Jeffrey Greenberg and David Weinberg who are currently members of the Company’s Board of Directors. The Company has been advised by Michael Greenberg, Jeffrey Greenberg and David Weinberg of their availability and willingness to serve if elected. In the event that Michael Greenberg, Jeffrey Greenberg and David Weinberg becomes unavailable or unable to serve as a member of the Company’s Board of Directors prior to the voting, the proxy holders will refrain from voting for them or will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Director Nominees

		Class and Year
		in Which Term
Name	Age	Will Expire	Position

Michael Greenberg	41	Class II (2007)	President and Director
Jeffrey Greenberg	36	Class II (2007)	Vice President of Electronic Media and Director
David Weinberg	53	Class II (2007)	Executive Vice President, Chief Financial Officer and Director

      Michael Greenberg has served as the President and a member of the Board of Directors of the Company since its inception in 1992, and from June 1992 to October 1993, he was Chairman of the Board. From 1989 to 1992, Mr. Greenberg was the National Sales Manager of L.A. Gear, Inc. (“L.A. Gear”), an athletic and casual footwear and apparel company. Previously, from 1986 to 1989, he was the Regional Sales Manager of L.A. Gear for the West Coast, and from 1984 to 1986, he was an account representative for the West Coast at L.A. Gear.

      Jeffrey Greenberg has served as a member of the Board of Directors of the Company since September 2000 and Vice President of Electronic Media of the Company since January 1998. Previously, Mr. Greenberg served as Chief Operating Officer, Secretary and a member of the Board of Directors of the Company from June 1992 to July 1998 and as Chief Executive Officer from June 1992 to October 1993.

      David Weinberg has served as Chief Financial Officer of the Company since October 1993 and Executive Vice President and a member of the Board of Directors since July 1998. From June 1989 to September 1992, Mr. Weinberg served as Vice President, Credit and Collections at L.A. Gear.

Directors Not Standing for Election

      The members of the Board of Directors who are not standing for election at this year’s Annual Meeting of Stockholders are set forth below.

		Class and Year
		in Which Term
Name	Age	Will Expire	Position

Robert Greenberg	64	Class I (2006)	Chairman of the Board and Chief Executive Officer
Frederick H. Schneider(1)	47	Class I (2006)	Director
Richard Siskind(1)	58	Class III (2005)	Director
Geyer Kosinski(1)	37	Class III (2005)	Director

(1)	Member of the Audit Committee

      Robert Greenberg has served as the Chairman of the Board and Chief Executive Officer of the Company since October 1993. From 1979 to 1992, Mr. Greenberg was the Chairman of the Board and President of L.A. Gear.

      Frederick H. Schneider has served as a member of the Board of Directors since February 2004. Mr. Schneider currently is an independent private equity investor and consultant. Since May 2000, he has served as a Director and a member of the Audit Committee for Sport Chalet, Inc. (NASDAQ:SPCH). From September 1994 to January 1998, he served as Chief Financial Officer and Principal of Leonard Green & Partners, L.P., a merchant banking firm specializing in leveraged buyouts, where he played a key role in various acquisitions as well as dealing with investors. From June 1978 to September 1994, he was with KPMG Peat Marwick, including as an Audit and Due Diligence Partner from June 1989 to September 1994.

      Richard Siskind has served as a member of the Board of Directors of the Company since June 1999. Since November 2002, Mr. Siskind has served as President and a member of the Board of Directors of Magic Lantern Group, Inc. (AMEX: GML), which changed its name from JKC Group, Inc. From May 1998 to November 2002, Mr. Siskind served as President, Chief Executive Officer and a member of the Board of Directors of Stage II Apparel Corp. (AMEX:SA), which changed its name to JKC Group, Inc. (AMEX:JKC) in April 2002. In 1991, Mr. Siskind founded R. Siskind & Company, a business that purchases brand name men’s and women’s apparel and accessories and redistributes those items to off-price retailers, and he is its sole shareholder, Chief Executive Officer, President and sole member of its Board of Directors.

      Geyer Kosinski has served as a member of the Board of Directors since November 2001. Since 1997, Mr. Kosinski has been a Managing Partner and co-owner of Industry Entertainment, a talent management and production company that produces feature films and television programming and manages over 100 actors, writers and directors. From 1992 to 1997, Mr. Kosinski was an agent at The William Morris Agency, representing talent including George Clooney, Robert Downey, Jr., Kevin Spacey, Angelina Jolie and Billy Bob Thornton, and packaging such movies as Sling Blade and Albino Alligator.

Executive Officers

      The following table sets forth certain information with respect to the executive officers of the Company who are not also directors. For information concerning Robert Greenberg, Michael Greenberg and David Weinberg, see “Election of Directors,” above.

Name	Age	Position

Philip G. Paccione	42	General Counsel; Executive Vice President, Business Affairs Corporate Secretary
Mark Nason	42	Executive Vice President, Merchandising

      Philip G. Paccione has served as Executive Vice President, Business Affairs since February 2000, Corporate Secretary since July 1998, and General Counsel of the Company since May 1998. Before joining the Company and since June 1997, Mr. Paccione was an attorney at the law firm of Riordan & McKinzie, in

Los Angeles, and from May 1996 to June 1997 he was a sole practitioner of law. Mr. Paccione also practiced law at the law firm of Gartner & Young from December 1994 to May 1996 and at the law firm of Kelley, Drye & Warren from June 1991 to December 1994.

      Mark Nason has served as our Executive Vice President, Merchandising since March 2002. From January 1998 to March 2002, Mr. Nason served as our Vice President, Retail and Merchandising, and from December 1993 to January 1998, he served as our Director of Merchandising and Retail Development. From January 1981 through November 1993, Mr. Nason was employed in various capacities, including General Merchandising Manager, Director of Visual Merchandising and Buyer at Track ’n Trail.

      Robert Greenberg is the father of Michael Greenberg and Jeffrey Greenberg; other than the foregoing, no family relationships exist between any of the directors or executive officers of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation of Directors

      The Company pays its non-employee directors annual compensation of $15,000 for their services. Frederick Schneider is paid an additional $10,000 annually for his role as Chairman of the Audit Committee. All compensation is paid annually. In addition, non-employee directors receive a fee of $1,000 for each board meeting attended. Non-employee directors attending any committee meeting receive an additional fee of $750 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors, in which case they receive no additional compensation for the committee meeting. Non-employee directors are also reimbursed for reasonable costs and expenses incurred for attending any director or committee meetings. Officers of the Company who are members of the Board of Directors are not paid any directors’ fees. Directors are eligible to receive, from time to time, grants of options to purchase shares of Common Stock under the 1998 Stock Option, Deferred Stock and Restricted Stock Plan as determined by the Board of Directors. During 2003, no options were granted to any of the directors.

Committees and Attendance at Board and Annual Meetings

      The Board of Directors met two times in 2003. All of the directors attended each of the Board meetings. The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. In 2003, all but one of the directors attended the Annual Meeting of Stockholders.

      Under the New York Stock Exchange (“NYSE”) Listed Company Manual, the Company is considered a “Controlled Company” because Robert Greenberg, both directly and indirectly, owns 65.1% of the voting power in the Company (see “Security Ownership of Certain Beneficial Owners and Management”). As a Controlled Company, the Company is exempt from certain NYSE listing standards, including the requirements to maintain a majority of independent directors and to have a nominating or compensation committee. The Company does not presently require the Board of Directors to consist of a majority of independent directors, nor does the Company have a nominating committee or compensation committee.

Audit Committee

      The Audit Committee is responsible for overseeing (1) the quality and integrity of the Company’s financial statements, (2) the appointment, compensation, independence and performance of the independent auditors, (3) the Company’s compliance with legal and regulatory requirements, and (4) the performance of internal audit and controls function. The Audit Committee is currently comprised of Chairman Frederick H. Schneider, Geyer Kosinski and Richard Siskind, each of whom is independent under NYSE independence standards. In February 2004, Frederick H. Schneider replaced Thomas Poletti who previously served as Chairman of the Audit Committee The Audit Committee met four times during 2003. Each Audit Committee member attended all of the meetings, except Geyer Kosinski who was unable to attend two of the meetings.

      The Audit Committee currently acts under a written Audit Committee Charter adopted by the Board of Directors on May 31, 2000. A copy of the current Audit Committee Charter, which is subject to change from time to time by the Company’s Board of Directors, is attached as an Appendix to this Proxy Statement. The Board of Directors is currently reviewing a new charter for the Audit Committee that complies with the new corporate governance rules of the NYSE and will have a new charter approved and effective at the time of the Annual Meeting of Stockholders. The new Audit Committee Charter will be published in the corporate governance section of the investor relations page of our website located at www.skechers.com.

Audit Committee Financial Expert

      Frederick H. Schneider, who serves as the Chairman on the Audit Committee, is an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K. Mr. Schneider is an independent member of the Audit Committee under NYSE independence standards.

Director Nominations

      As a Controlled Company under the NYSE rules, the Company is not required to and currently does not have a nominating committee. The Chairman of the Board, in consultation with the President and Chief Financial Officer, performs the functions of a nominating committee, including the identification and evaluation of director candidates. Nominees for directors are identified and recommended by the Chairman of the Board and presented to the full Board of Directors. Qualifications and skills that the Board of Directors require in directors are set forth in the Company’s Corporate Governance Guidelines, which will be adopted and published in the corporate governance section of the investor relations page of our website located at www.skechers.com by the time of the Annual Meeting of Stockholders. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Factors considered in evaluating a director candidate include the evaluation of diversity, age, skills and experience in the context of the needs of the Board. Additionally, directors should not serve on more than two boards of public companies in addition to the Board. The Board of Directors believes that the functions of nominating committee are more than adequately performed by the Chairman of the Board and the Board of Directors as a whole.

      Pursuant to the Company’s bylaws, a stockholder may nominate a person for election as a director at an annual meeting of stockholders only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Company not later than ninety (90) days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting. Each notice is required to set forth certain information, including (1) the name and address of the stockholder and of the person or persons to be nominated, (2) a description of all arrangements or understandings between the stockholder and each nominee pursuant to which the nomination is to be made, (3) information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (4) the consent of each nominee to serve as a director if so elected. The stockholder must also promptly provide any other information reasonably requested by the Company.

Stockholder Communication with the Board of Directors

      Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Philip G. Paccione, Secretary, SKECHERS U.S.A., INC., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266. Each writing stockholder should specify whether the communication is directed to the entire Board of Directors or to a particular director. Company personnel will review the communications and screen improper and irrelevant communications such as solicitations.

Code of Business Conduct and Ethics

      The Code of Business Conduct and Ethics, which will apply to all directors, officers and employees, is currently being reviewed by the Board of Directors and will be adopted no later than the date of the Annual

Meeting of Stockholders. The purpose of the Code will be to promote honest and ethical conduct. The Code will be published in the corporate governance section of the investor relations page of our website located at www.skechers.com no later than the date of the Annual Meeting of Stockholders, and will be available in print, without charge, upon written request to the Secretary at SKECHERS U.S.A., INC., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266. The Company intends to promptly post any amendments to or waivers of the Code on the Company’s website.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation earned by the Company’s Chief Executive Officer and each of the other named executive officers whose annual salary and bonus during 2001, 2002 and 2003 exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term
						Compensation

						Awards
		Annual Compensation
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Options(#)	Compensation($)

Robert Greenberg	2003	986,538	—	—	(1)	—	11,157	(3)
Chairman of the Board;	2002	500,102	—	8,603	(2)	—	10,192	(3)
Chief Executive Officer	2001	500,000	500,109	7,822	(2)	—	7,082	(3)
Michael Greenberg	2003	745,961	—	19,774	(2)	—	21,296	(4)
President	2002	584,616	108,122	16,703	(2)	50,000	19,273	(4)
	2001	350,000	1,162,895	16,692	(2)	—	12,866	(4)
David Weinberg	2003	674,307	—	23,611	(2)	—	17,109	(5)
Executive Vice President;	2002	494,231	108,122	24,210	(2)	50,000	15,848	(5)
Chief Financial Officer	2001	250,000	987,895	20,782	(2)	110,000	9,832	(5)
Mark Nason(6)	2003	645,961	—	—		—	14,960	(7)
Executive Vice President,	2002	493,077	86,518	—		50,000	13,687	(7)
Merchandising
Philip G. Paccione	2003	307,709	—	—		—	9,806	(8)
General Counsel; Executive	2002	248,039	21,706	—		25,000	8,764	(8)
Vice President, Business	2001	165,000	165,107	—		40,000	6,427	(8)
Affairs; Corporate Secretary
Joe Phillips(9)	2003	364,009	—	—		—	158,300	(10)
Former Executive Vice	2002	395,062	21,706	—		25,000	13,701	(11)
President, Domestic Sales

(1)	Excludes the purchase of a car for $66,594 by the Company that is owned by the Company and used by Mr. Greenberg.

(2)	Represents the amount of an automobile lease for the benefit of each executive officer. With respect to David Weinberg, excludes rental payments of $32,000 in 2003 and $48,000 in each of 2002 and 2001 made by the Company directly to landlord regarding property used primarily for corporate purposes but which is leased under the individual’s name.

(3)	Represents health and life insurance payments for 2003, 2002 and 2001, respectively.

(4)	Represents health and life insurance payments of $15,296, $13,773 and $9,828, and contributions of $6,000, $5,500 and $3,038 by the Company under its 401(k) Plan for 2003, 2002 and 2001, respectively.

(5)	Represents health and life insurance payments of $11,109, $9,848 and $6,794, and contributions of $6,000, $6,000 and $3,038 by the Company under its 401(k) Plan for 2003, 2002 and 2001, respectively.

(6)	Mr. Nason began serving as an executive officer of the Company in March 2002.

(7)	Represents health and life insurance payments of $14,830 and $13,557 and contributions of $130 and $130 by the Company under its 401(k) Plan for 2003 and 2002, respectively.

(8)	Represents health and life insurance payments of $3,806, $3,264 and $3,389, and contributions of $6,000, $5,500 and $3,038 by the Company under its 401(k) Plan for 2003, 2002 and 2001, respectively.

(9)	Mr. Phillips’ service as an executive officer of the Company began in March 2002 and ended in July 2003. Mr. Phillips continued his employment at the Company as a non-executive employee from July through October 2003, at which point Mr. Phillips ceased to be employed by the Company.

(10)	Includes health and life insurance payments of $15,142 and contributions of $3,453 by the Company under its 401(k) Plan. Includes payments made in connection with the severance package provided to Mr. Phillips, including $101,653 as salary for the remainder of the year after Mr. Phillips’ departure in October 2003, $34,614 in accrued vacation time, and $3,438 in COBRA payments.

(11)	Represents health and life insurance payments.

Stock Option Plan

      In January 1998, the Company’s Board of Directors and stockholders adopted the 1998 Stock Option, Deferred Stock and Restricted Stock Plan (the “Stock Option Plan”), which provides for the grant of qualified incentive stock options (“ISOs”) that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options not so qualified (“NQSOs”), deferred stock and restricted stock awards (“Awards”). The Stock Option Plan may be administered by either the Board of Directors or a committee of directors appointed by the Board of Directors (the “Committee”). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries. The exercise price for any ISO granted under the Stock Option Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Class A Common Stock) of the fair market value of the shares of Class A Common Stock at the time the option is granted. The exercise price for any NQSO granted under the Stock Option Plan may not be less than 85% of the fair market value of the shares of Class A Common Stock at the time the option is granted. The purpose of the Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company.

      The Stock Option Plan originally authorized the grant of options to purchase, and Awards of, an aggregate of up to 5,215,154 shares of the Company’s Class A Common Stock. By action at the Annual Meeting of Stockholders on June 1, 2001, the number of shares of Class A Common Stock authorized for issuance under the Stock Option Plan was increased by 3,000,000 shares, and by action at the Annual Meeting of Stockholders held on May 30, 2003, the number was increased by an additional 3,000,000 shares, so that the Stock Option Plan authorizes the grant of options to purchase and awards of up to an aggregate of 11,215,154 shares of the Company’s Class A Common Stock. The number of shares reserved for issuance under the Stock Option Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan.

      Under the Stock Option Plan, the Company may make loans available to stock option holders, other than officers and directors of the Company, subject to the Committee’s approval, in connection with the exercise of stock options granted under the Stock Option Plan. If shares of Class A Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the Stock Option Plan.

      No options or Awards may be granted under the Stock Option Plan after January 14, 2008, provided that the Company’s Board of Directors does not otherwise amend or terminate the Stock Option Plan prior to such date.

      Options granted under the Stock Option Plan will become exercisable according to the terms of the grant made by the Board of Directors or the Committee. Awards will be subject to the terms and restrictions of the award made by the Board of Directors or the Committee. The Board of Directors and the Committee have discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted, and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

      The exercise price of any option granted under the Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company’s Class A Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) by a full recourse promissory note executed by the option holder, (v) by arrangement with a broker or (vi) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

      The Board of Directors may from time to time revise or amend the Stock Option Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding stock option or Awards without such participant’s consent or may, without stockholder approval, increase the number of shares subject to the Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option Plan, materially increase the benefits accruing to participants under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

      In the event of a change of control, all outstanding stock options and Awards will fully vest and any indebtedness incurred in connection with the Stock Option Plan will be forgiven. A “change of control” occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the Company’s securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or (iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of the Company’s assets.

      As of March 31, 2004, options to purchase 5,735,230 shares of Class A Common Stock were outstanding at a per share exercise price ranging from $2.78 to $24.00. The Company has 3,071,772 shares of Class A Common Stock underlying options available for grant.

Options Granted in 2003

      The Company did not grant options to any of its Named Executive Officers in 2003.

Aggregated Option Exercises in 2003 and 2003 Year-End Option Values

      The following table sets forth the outstanding stock options of the Named Executive Officers as of December 31, 2003.

	Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-The-Money Options
	Shares		at December 31, 2003		at December 31, 2003(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Robert Greenberg	—	—	—	—	—	—
Michael Greenberg	—	—	67,500	25,000	51,063	30,000
David Weinberg	—	—	171,065	52,500	231,307	30,000
Mark Nason	—	—	132,268	42,500	205,129	30,000
Philip G. Paccione	2,500	9,056	44,530	27,030	15,000	15,000
Joe Phillips	—	—	42,500	—	15,000	—

(1)	The value of the unexercised “in-the-money” options is based on the fair market value of $8.15 as of December 31, 2003, minus the exercise price, multiplied by the numbers of shares underlying the option.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 31, 2003 regarding compensation plans (including individual compensation arrangements) under which equity securities of Skechers are authorized for issuance.

	Number of Securities	Weighted-average	Number of Securities Remaining
	to be Issued Upon	Exercise Price of	Available for Future Issuance
	Exercise of	Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (excluding securities
Plan Category	Warrants and Rights	and Rights	reflected in column (a)

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,232,487 (1)	$10.75	5,708,470 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,232,487		5,708,470

(1)	Represents stock options outstanding under the Company’s 1998 Stock Option, Deferred Stock and Restricted Stock Plan (the “1998 Plan”). Amount does not include shares available under the Company’s Employee Stock Purchase Plan (the “ESPP Plan”), which has a shareholder approved reserve of 1,917,046 shares.

(2)	Represents 3,791,424 shares available for future issuance under the 1998 Plan and 1,917,046 shares available for future issuance under the ESPP Plan. Under the ESPP Plan, each eligible employee may purchase a limited number of shares of Class A common stock at semi-annual intervals each year at a purchase price per share equal to 85% of the fair market value of the Company’s Class A common stock as of either the beginning or ending date of the semi-annual purchase period.

Employee Stock Purchase Plan

      The Company’s 1998 Employee Stock Purchase Plan (the “1998 Purchase Plan”) was adopted by the Company’s Board of Directors and stockholders in July 1998 and amended by its Board of Directors in June 2000. The 1998 Purchase Plan is intended to qualify under Section 423 of the Code. Each twelve-month offering period includes two consecutive six-month purchase periods. The offering periods generally start on the first trading day on or after January 1 and July 1 of each year. The initial offering period commenced on July 1, 1999. A total of 2,781,415 shares of Class A Common Stock was initially reserved for issuance under the 1998 Purchase Plan, which may be adjusted annually for increases equal to the lesser of (i) 2,781,415 shares, (ii) 1% of the outstanding shares of Class A Common Stock on such date, or (iii) such lesser amount as may be determined by the Company’s Board of Directors.

      Employees are eligible to participate if they are customarily employed by the Company or any designated subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who (i) immediately after the grant of a stock purchase right owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for each calendar year may not be granted an option to purchase stock under the 1998 Purchase Plan for that year.

      The 1998 Purchase Plan permits participants to purchase Class A Common Stock through payroll deductions of up to 15% of the participant’s “compensation.” Compensation is defined as the participant’s base straight time gross earnings, including commissions, payments for overtime, incentive bonuses and performance bonuses. Amounts deducted and accumulated by the participant are used to purchase shares of Class A

Common Stock at the end of each purchase period. The price of stock purchased under the 1998 Purchase Plan is 85% of the lower of the fair market value of the Class A Common Stock as of either the beginning or ending date of the semi-annual purchase period. The maximum number of shares a participant may purchase during a single offering period is determined by dividing $25,000 by the fair market value of a share of the Company’s Class A Common Stock on the first day of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

      Rights granted under the 1998 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 1998 Purchase Plan.

      The 1998 Purchase Plan provides that, in the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company’s assets, each outstanding stock purchase right may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding stock purchase right, the offering period then in progress will be shortened and a new purchase date will be set so that shares of Class A Common Stock are purchased with the participant’s accumulated payroll deductions prior to the effective date of such transaction.

      The Board of Directors has the authority to amend or terminate the 1998 Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the 1998 Purchase Plan, provided that the Board of Directors may terminate an offering period on any exercise date if the Board of Directors determines that the termination of the 1998 Purchase Plan is in the best interests of the Company and its stockholders. Notwithstanding anything to the contrary, the Board of Directors may in its sole discretion amend the 1998 Purchase Plan to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. Unless terminated sooner by the Board of Directors, the 1998 Purchase Plan will terminate on June 30, 2008.

      As of March 31, 2004, 864,369 shares of the Company’s Class A Common Stock had been purchased by the Company’s employees at the average price of $7.08 per share, which was an aggregate purchase price of $6,119,000.

401(k) Plan

      The Company has in place a contributory retirement plan (the “401(k) Plan”) for all employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary, but not exceeding the IRS statutory limits, and the Company may make a discretionary contribution equal to a percentage of salary contributed by the participant to his or her plan account by the end of the first quarter of the following year. Under the 401(k) Plan, employees may elect to enroll on the first day of any month of any plan year, provided that they have been employed by the Company for at least one year. The 401(k) Plan was amended in April 2001 to allow employees to enroll after six months of service.

      Subject to the rules for maintaining the tax status of the 401(k) Plan, a Company contribution may be made at the Company’s discretion. The Company’s contributions to the 401(k) Plan in 2003, 2002 and 2001 were $764,000, $709,000 and $702,000, respectively. As its contribution to the 401(k) Plan for 2003, the Company issued 93,692 shares of its Class A common stock in March 2004.

Compensation Committee Interlocks and Insider Participation

      The Company, as a Controlled Company under the NYSE listing standards, is not required to and currently does not have a compensation committee. Robert Greenberg, the Company’s Chief Executive Officer, Michael Greenberg, the Company’s President, and David Weinberg, the Company’s Executive Vice President and Chief Financial Officer, reviewed and discussed the compensation of the executive officers for 2003. See “Certain Relationships and Related Transactions” regarding arrangements between the Company and the Greenberg Family Trust, of which Robert Greenberg is a trustee, and Michael Greenberg. None of the executive officers of the Company serves on the board of directors or on the compensation committee of any other entity, which has officers who serve on the Company’s Board of Directors.

Report of the Audit Committee

      The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is currently comprised of three independent directors and acts under a written Audit Committee Charter adopted by the Board of Directors. Each of the members of the Audit Committee is independent, as defined by the Audit Committee Charter and listing standards of the New York Stock Exchange.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, as may be modified or supplemented. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1, which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditor’s professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

      During the fiscal years ended December 31, 2003, the Company retained KPMG LLP to provide services as follows:

	For the Year Ended
	December 31,

	2003	2002

Audit fees	$581,000	$527,000
Audit-related fees(1)	14,000	103,000
Tax fees(2)	1,157,000	943,000
All other fees(3)	21,000	208,000

Total audit and non-audit fees	$1,773,000	$1,781,000

(1)	Includes fees for services reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under Audit Fees.

(2)	Includes fees for services related to tax compliance, tax advice and tax planning.

(3)	Includes fees for services other than those reported above as Audit, Audit-Related and Tax Fees.

      All audit fees, audit related fees, tax fees and all other fees were pre-approved by the Audit Committee. The Audit Committee has considered whether the independent auditors’ provision of services other than audit services is compatible with maintaining auditor independence and has concluded it is. All audit and permitted non-audit services provided by the independent auditors are reviewed and pre-approved by the Audit Committee.

      Based on review and the discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Geyer Kosinski
Frederick H. Schneider
Richard Siskind

Board Report on Executive Compensation

      The Company is considered a Controlled Company under NYSE listing standards, and, as a result, is not required to and currently does not have a compensation committee. Robert Greenberg, Michael Greenberg, and David Weinberg are the directors that primarily administered the policies governing the Company’s executive compensation program in 2003.

      The Board of Directors believes that executive compensation should reward sustained earnings and long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles affecting executive compensation are to: (1) attract and retain key high caliber executives; (2) provide levels of compensation competitive with those offered by the Company’s competitors and (3) motivate executives to enhance earnings and long-term stockholder value by linking stock performance on a total returns basis with long-term incentive compensation.

      The Company’s executive compensation philosophy is to set base salary at a competitive market rate and then to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company’s earnings as well as to value received by its stockholders. Targeted levels of executive compensation are set at levels consistent with others in the Company’s industry, determined after comparison, with such compensation increasingly weighted towards programs contingent upon the Company’s level of annual and long-term performance.

      Each executive officer’s compensation is comprised of up to three principal components: base salary, bonus and any stock options or restricted stock awards granted pursuant to the Company’s 1998 Stock Option, Deferred Stock and Restricted Stock Plan. Base salary and bonus are determined by executive management and are reviewed at least annually by the Board of Directors. See “Executive Compensation” for a description of the allocation of base salary and bonus. In 2003, no bonuses were granted to any of the executive officers. The decision to not award bonuses was based on certain objective performance criteria of the Company. The Management and the Board of Directors believe that the total compensation package of the executive officers should be linked to certain objective performance criteria of the Company and to the total return of the Company’s stock, both on an absolute basis and relative to similar companies. The Company uses stock options to align the long-range interests of its executive officers with the interests of stockholders. The amount of stock options that may be granted to each executive officer is determined by taking into consideration the officer’s position with the Company, overall individual performance, the Company’s performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

      The foregoing principles and policies are applied in examining the compensation of Robert Greenberg, the Company’s Chief Executive Officer. The Board of Directors believes that Mr. Greenberg, as Chief Executive Officer, significantly and directly influences the Company’s overall performance. The Chief Executive Officer’s compensation for 2003 consisted of a base salary of $986,538.

      Section 162(m) was added to the Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration, or paid pursuant to a binding contract that was in effect on February 17, 1993. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy. The Company intends to establish executive officer compensation programs that will maximize the Company’s tax deduction if the Board of Directors determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time, the Company may award compensation that is not fully deductible if it is determined that such award is consistent with its philosophy and in the best interest of the Company and its stockholders.

      The Board of Directors will review the Company’s existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company’s existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

      The Board of Directors believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added stockholder value.

Respectfully submitted,

Robert Greenberg
Michael Greenberg
Jeffrey Greenberg
David Weinberg
Geyer Kosinski
Richard Siskind

Stockholder Return Performance Presentation

      The following graph demonstrates from June 9, 1999 to December 31, 2003, a comparison of cumulative total returns for Skechers’ Class A Common Stock, the Standard & Poor’s 500 Stock Index, and the Standard & Poor’s Shoes Index. The graph assumes an investment of $100 in each of the following: on June 9, 1999 the Company’s Class A Common Stock, and on May 31, 1999 in the stocks comprising the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Footwear Index. Each of the indices assumes that all dividends were reinvested.

COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*

AMONG SKECHERS USA, INC., THE S & P 500 INDEX
AND THE S & P FOOTWEAR INDEX

*	$100 invested on 6/9/99 in stock or on 5/31/99 in index — including reinvestment of dividends.

Copyright® 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

      The Standard & Poor’s Footwear Index consists of NIKE and Reebok International. The Standard & Poor’s Footwear Index includes companies in one major line of business in which the Company competes. The index does not encompass all of the Company’s competitors nor all product categories and lines of business in which the Company is engaged.

      The stock performance of the Company’s Class A Common Stock shown on the graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to its future stock performance.

Company/Market/
Index	6/9/99	6/30/99	12/31/99	6/30/00	12/31/00	6/30/01	12/31/01	6/30/02	12/31/02	6/30/03	12/31/03

SKECHERS USA, INC.	$100.00	$95.45	$34.66	$143.75	$140.91	$265.73	$132.91	$196.45	$77.18	$67.27	$74.09
S & P 500	100.00	105.55	113.68	113.2	103.33	96.41	91.05	79.07	70.93	79.27	91.28
S & P FOOTWEAR	100.00	103.48	79.42	67.15	96.21	76.58	97.49	94.98	80.91	97.15	123.68

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Act of 1934 (the “Exchange Act”) requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the Company’s review of the copies of such reports furnished to the Company, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by the Greenberg Family Trust and Michael Greenberg, President of the Company, are subject to certain registration rights. The Company entered into a registration rights agreement with the Greenberg Family Trust and Michael Greenberg pursuant to which the Company agreed that it will, on up to two separate occasions per year, register up to one-third of the shares of Class A Common Stock issuable upon conversion of their Class B Common Stock beneficially owned as of the closing of the Company’s initial public offering of its Class A Common Stock by each such stockholder in any one year, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. The Company also agreed that, if it shall cause to be filed with the Securities and Exchange Commission a registration statement, each such stockholder shall have the right to include up to one-third of the shares of Class A Common Stock issuable upon conversion of their Class B Common Stock beneficially owned as of the closing of the Company’s initial public offering of its Class A Common Stock by each of them in such registration statement provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. All expenses of such registrations shall be at the Company’s expense.

      Thomas J. Poletti, a former director of the Company, is a partner of the law firm of Kirkpatrick & Lockhart, LLP which provides legal services to the Company. In February 2003, Mr. Poletti resigned as a director of the Company. During 2003, the Company paid $214,564 to Kirkpatrick & Lockhart, LLP for legal services that were provided to the Company.

      The Company believes that all of the foregoing transactions were on terms no less favorable than those that could have been received from unrelated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of April 21, 2004 by (i) each director and nominated director of the Company, (ii) each of the Named Executive Officers, (iii) each person known to the Company to be beneficial owner of more than 5% of either class of the Common Stock and (iv) all directors and executive officers of the Company as a group.

	Number of		Number of	Percent of		Percent of
	Class A		Class B	Class A		Class B
Name of Beneficial Owner(1)	Shares		Shares(2)	Shares(3)		Shares(3)

Robert Greenberg	—		12,904,366 (4)	—		72.6%
Michael Greenberg	97,207	(5)	1,449,991 (6)	*		8.2
Jeffrey Greenberg	89,937	(7)	804,208	*		4.5
David Weinberg	284,012	(8)	—	1.4%		—
Geyer Kosinski	32,500	(9)	—	*		—
Richard Siskind	52,500	(9)	—	*		—
Frederick H. Schneider	20,000	(10)	—	*		—
Mark Nason	171,788	(11)	—	*		—
Philip G. Paccione	58,172	(12)	—	*		—
Joe Phillips	—		—	—		—
FMR Corp.	2,659,500	(13)	—	14.1	(13)	—
National City Corp.	1,348,228	(14)	—	7.5	(14)	—
Lord, Abbett & Co.	1,310,334	(15)	—	6.95	(15)	—
All current directors, director nominees and executive officers as a group (9 persons)	806,116	(16)	15,158,565	3.8%		85.3%

*	Less than 1.0%

(1)	To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of Class A and Class B Common Stock set down opposite such person’s name. With the exception of FMR Corp., National City Corp and Lord, Abbett & Co., each of such persons may be reached at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

(2)	The Class B Common Stock is convertible at any time into shares of the Class A Common Stock on a share-for-share basis. See “Certain Relationships and Related Transactions” for a description of transactions between the Greenberg Family Trust, of which Robert Greenberg is a trustee, Michael Greenberg and the Company.

(3)	The percentage ownership is calculated using 20,581,068 shares of Class A Common Stock and 17,771,189 shares of Class B Common Stock that were outstanding on April 21, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 21, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

(4)	Includes 12,037,666 shares of Class B Common Stock that Robert Greenberg, Chief Executive Officer and Chairman of the Board of the Company, is deemed to beneficially own as a trustee of the Greenberg Family Trust. Susan Greenberg, Robert Greenberg’s wife, is also a trustee of the Greenberg Family Trust and is also deemed to beneficially own all shares held by the Greenberg Family Trust.

(5)	Includes 67,500 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of April 21, 2004, and includes 22,650 shares of Class A Common Stock beneficially owned by Michael Greenberg, President and a Director of the Company, indirectly through his wife, Wendy Greenberg, and their children. Michael Greenberg disclaims beneficial ownership of the 22,650 shares except to the extent of his pecuniary interest therein.

(6)	Includes 1,259,641 shares of Class B Common Stock that Michael Greenberg, President and a Director of the Company, is deemed to beneficially own as a trustee of the Michael and Wendy Greenberg Family Trust. Wendy Greenberg, Michael Greenberg’s wife, is a trustee of the Michael and Wendy Greenberg Family Trust and is also deemed to beneficially own all shares held by the Michael and Wendy Greenberg Family Trust. Also includes 190,350 shares of Class B Common Stock held in trust for Mr. Greenberg’s minor children and of which a third party acts as trustee. Mr. Greenberg disclaims beneficial ownership of the 190,350 shares except to the extent of his pecuniary interest therein.

(7)	Includes 85,000 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of April 21, 2004.

(8)	Includes 203,565 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of April 21, 2004.

(9)	Represents shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of April 21, 2004.

(10)	Includes 10,000 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of April 21, 2004, and includes 10,000 shares of Class A Common Stock beneficially owned by Frederick Schneider, Director of the Company, indirectly through the Schneider General Partnership.

(11)	Includes 167,268 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of April 21, 2004.

(12)	Includes 56,560 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of April 21, 2004.

(13)	Information is based on a Schedule 13G filed with the SEC on February 17, 2004. Principal business office of FMR Corp. and its subsidiary and related funds as set forth below are located at 82 Devonshire Street, Boston, Massachusetts, 02109. Number of and shares of Class A Common Stock owned is reported as of December 31, 2003. FMR Corp. filed as a parent holding company. Each of FMR Corp., Edward C. Johnson, III and Abigail P. Johnson are reported to beneficially own the 2,659,500 shares of Class A Common Stock. Various persons are reported to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class A Common Stock. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 2,453,200 shares or 13.0% of the Class A Common Stock. Edward C. Johnson, 3d, FMR Corp. (through its control of Fidelity) and the funds each has sole power to dispose of the 2,453,200 shares owned by the funds. The interest of one person, Fidelity Low Priced Stock Fund in the Class A Common Stock, amounted to 1,872,300 shares or 9.9% of the total outstanding Class A Common Stock. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 206,300 shares or 1.1% of the Class A Common Stock outstanding. Edward C. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 206,300 shares and sole power to vote or to direct the voting of 206,300 shares.

(14)	Information is based on a Schedule 13G filed with the SEC on February 27, 2004. Principal business office of National City Corp. is located at 1900 East Ninth Street, Cleveland, Ohio 44114. Number of and shares of Class A Common Stock owned is reported as of December 31, 2003.

(15)	Information is based on a Schedule 13G filed with the SEC on February 4, 2004. Principal business office of Lord, Abbett & Co. is located at 909 Hudson Street, Jersey City, New Jersey 07302. Lord, Abbett & Co is an investment adviser registered under Section 203 of the Investment Advisers Act of

1940 and is reported to beneficially own 1,310,334 shares of the outstanding Class A Common Stock, or 6.95%.

(16)	Includes 674,893 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of April 21, 2004.

      As of April 21, 2004, Robert Greenberg, his children, and the Greenberg Family Trust beneficially own all of the Class B Common Stock and approximately 89.6% of the combined voting power of the Company’s Class A and Class B Common Stock. By virtue of this stock ownership, Robert Greenberg may be deemed to be a “control person” of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended, and the Greenberg Family Trust influences the election of Robert Greenberg. Michael Greenberg, the Company’s President, and Jeffrey Greenberg, both of whom are members of the Board of Directors of the Company, are each beneficiaries of the Greenberg Family Trust. Additionally, Robert Greenberg, both directly and indirectly through the Greenberg Family Trust, beneficially owns approximately 65.1% of the combined voting power of the Company’s Class A and Class B Common Stock. As a result, the Company is considered a “Controlled Company” under the New York Stock Exchange rules and is thereby exempt from certain rules and regulations as set forth by the NYSE rules.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      For the 2003 fiscal year, KPMG LLP provided audit services which included examination of the Company’s annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Company’s Board of Directors has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2004. The stockholders are being requested to ratify such selection at the Annual Meeting of Stockholders. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

STOCKHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING

      Stockholders’ proposals intended to be presented at the Company’s next Annual Meeting of Stockholders to be held in 2005 must be received at the Company’s principal executive offices no later than January 8, 2005, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in the Company’s proxy materials. Stockholders who wish to submit a proposal for consideration at the Company’s 2005 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in the Company’s Proxy Statement, must, in accordance with the Company’s bylaws, deliver a copy of their proposal no later than the close of business on the ninetieth (90th) day in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. In either case, proposals should be delivered to Skechers U.S.A., Inc., 228 Manhattan Beach Blvd., Manhattan Beach, California 90266, Attention: Michael Greenberg, President. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

OTHER BUSINESS

      The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

Dated: April 29, 2004

Manhattan Beach, California

APPENDIX

SKECHERS USA, INC. AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

      The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements and financial reporting processes of SKECHERS, USA (the “Company”), (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors. In so doing, the Committee will maintain free and open communications with the Company’s internal and independent auditors and management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

      The Committee, in carrying out its responsibilities, believes that its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will endeavor to direct the overall corporate goals of maintaining quality financial reporting, sound business risk practices and ethical behavior.

ORGANIZATION

      The composition of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

      The Audit Committee shall have the authority to retain special outside legal, accounting or other consultants to advise and assist the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

MEETINGS

      The Committee may hold regular meetings on such days as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes of the meetings of the Committee shall be regularly kept by a person appointed by the Committee to do so.

      The Audit Committee shall make reports to the Board no less than 4 times a year, and at least once immediately prior to and subsequent to completion of the year end independent audit.

      The Audit Committee shall:

1. In consultation with counsel and the independent auditors, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

2. Review the annual audited financial statements with management, including any major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements;

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

4. Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q and 10-K;

5. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

6. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board;

8. Approve the fees to be paid to the independent auditor;

9. Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor without representatives of the Company’s management present, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor;

11. Review the appointment and replacement of the senior internal auditing executive;

12. Review the significant reports to management prepared by the internal auditing department and management’s responses;

13. Meet with the independent auditor prior to the audit to review the planning, scope and staffing of the audit;

14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

15. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct;

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

(b) Any changes required in the planned scope of the internal audit; and

(c) The internal audit department responsibilities, budget and staffing.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

19. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct;

20. Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

22. Maintain a clear understanding with the Company’s management and its independent auditors regarding the ultimate accountability of the independent auditors to the Committee and to the full Board.

23. Otherwise meet with and request and obtain reports and information from such Company officers, employees, suppliers and others as the Committee shall determine to be necessary and desirable in carrying out its duties as set forth in this Charter.

PROCEDURE

      The Committee may adopt rules for its meeting and other activities. In the absence of such rules, the Committee shall be governed by the Company’s Bylaws in force at the time of such actions and by applicable law. In all cases, a quorum of the Committee shall be a majority of persons then serving as members of the Committee.

ATTENDANCE

      Such officers and other employees of the Company as the Committee may regularly or from time-to-time designate shall attend meetings of the Committee.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

CHARTER APPROVED AND ADOPTED AND
RECOMMENDED TO THE BOARD BY:

/s/ JOHN QUINN

John Quinn
Outside Director, Board and Audit
Committee Member

/s/ RICHARD SISKIND

Richard Siskind
Outside Director, Board and Audit
Committee Member

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders
SKECHERS U.S.A., INC.

May 28, 2004

â Please Detach and Mail in the Envelope Provided â

A ☒ Please mark your votes as in this example.

The Board of Directors unanimously recommends that you vote FOR the nominees listed in Proposal 1 and FOR Proposal 2.

1.	Election of Nominees	FOR all the nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees		Nominees:	Michael Greenberg Jeffrey Greenberg David Weinberg
		☐	☐

2.	Ratify the appointment of KPMG LLP as independent accountants for the year ending December 31, 2004.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT	☐

Signature:	Signature, if held jointly	Dated:	,2004

NOTE:	Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

SKECHERS U.S.A., INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Skechers U.S.A., Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2004, and hereby appoints Michael Greenberg and David Weinberg and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skechers U.S.A., Inc. to be held at the Ritz-Carlton Hotel, 4375 Admiralty Way, Marina Del Rey, California 90292, on Friday, May 28, 2004, at 10:00 a.m., Pacific time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)